Exhibit 99.1

New York | +1 212 606 7176 | Lauren Gioia | Lauren.Gioia@Sothebys.com | Darrell Rocha | Darrell.Rocha@Sothebys.com
London | +44 (0) 207 293 6000 | Mitzi Mina | Mitzi.Mina@Sothebys.com
Hong Kong | +852 2822 8140/5509 | Winnie Tang | Winnie.Tang@sothebys.com
Investor Relations | +1 212 606 7176 | Jennifer Park | Jennifer.Park@Sothebys.com

Sotheby’s Announces Regulatory Approvals and Planned
Closing Date of Acquisition by Patrick Drahi

NEW YORK, September 19, 2019 - Sotheby’s (NYSE: BID) announced today that all regulatory approvals required for the acquisition of the Company by BidFair USA, an entity wholly owned by Patrick Drahi, have been obtained. Sotheby’s shareholders previously approved the merger at a special meeting held in New York on September 5, 2019. The closing date of the merger is expected to be on October 3, 2019, subject to the satisfaction of customary closing conditions. The merger will return Sotheby’s to private ownership after 31 years as a public company traded on the New York Stock Exchange.

As previously announced, upon completion of the merger, Sotheby’s shareholders, including employee shareholders, will receive $57.00 in cash per share of Sotheby’s common stock in the transaction, which has an enterprise value of $3.7 billion.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition may not be satisfied; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on Sotheby’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts Sotheby’s current plans and operations and potential difficulties in Sotheby’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that has been or may be instituted against Sotheby or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (ix) such other factors as are set forth in Sotheby’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Forms 10-K for the fiscal year ended December 31, 2018 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Sotheby’s does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this release does not constitute an admission by Sotheby’s or any other person that the events or circumstances described in such statement are material.

Exhibit 99.1

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 10 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection, artist, estate & foundation advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and three retail businesses: Sotheby’s Wine, Sotheby’s Diamonds, and Sotheby’s Home, the online marketplace for interior design. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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